UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

February 8, 2006

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12377 Merit Drive Suite 1700, LB 82 Dallas, Texas		75251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (214) 368-2084

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Underwriting Agreement for Initial Public Offering of Common Stock

On February 8, 2006, EXCO Resources, Inc., a Texas corporation (“EXCO”), entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities Inc., Bear, Stearns & Co. Inc., and Goldman, Sachs & Co., as representatives of the underwriters identified therein (collectively, the “Underwriters”).  The Underwriting Agreement relates to the issuance and sale by EXCO of 50,000,000 shares (the “Shares”) of its common stock, par value $0.001 per share (“Common Stock”).  EXCO has granted the Underwriters an option, exercisable for 30 days from the date of the Underwriting Agreement, to purchase an aggregate of 7,500,000 additional shares of Common Stock at the initial offering price per share.  The Underwriters may exercise this option solely to cover over-allotments, if any, made in connection with the offering.  The price per Share to the Underwriters is $12.35 per Share, and the Underwriters will initially offer the Shares to the public at $13.00 per Share.  The offering of the Shares was made under a Registration Statement on Form S-1 (Registration No. 333-129935) filed on November 23, 2005, as amended by Amendment No. 1 to the Registration Statement filed on January 6, 2006, Amendment No. 2 to the Registration Statement filed on January 27, 2006, and Amendment No. 3 to the Registration Statement filed on February 6, 2006, and a Final Prospectus filed pursuant to of the Securities Act of 1933, as amended (the “Securities Act”) (as amended, the “Registration Statement”), including a prospectus dated February 8, 2006 (the “Prospectus”).  The Shares are expected to be delivered to the Underwriters on February 14, 2006.

The Underwriting Agreement provides that the Underwriters’ obligations to purchase the Shares depend upon the satisfaction of the conditions contained in the Underwriting Agreement.  The conditions contained in the Underwriting Agreement include that the condition that the representations and warranties made by EXCO to the Underwriters are true, that there has been no material adverse change to EXCO’s condition or in the financial markets, that EXCO and EXCO Holdings Inc., a Delaware corporation (“Holdings”), shall be able to conduct the merger of Holdings with and into EXCO on the date of payment for the Shares by the Underwriters, and that EXCO deliver to the Underwriters customary closing documents.  The Underwriters are obligated to purchase all of the Shares (other than those covered by the option described above) if they purchase any of the Shares.

EXCO has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the federal securities laws, or to contribute payments that may be required to be made in respect of these liabilities.  In addition, EXCO and Holdings have agreed that, for a period of 180 days from the date of the initial offering of the Shares, EXCO and Holdings will not, without the prior written consent of J.P. Morgan Securities Inc., offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any share of the Common Stock, any share of common stock of Holdings (“Holdings Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock or Holdings Stock or enter into any swap or any other agreement or transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Common Stock or Holdings Stock, except for the sale to the Underwriters in the offering, any shares of Common Stock issued upon the exercise of options granted under existing stock option plans, grants by EXCO of any restricted securities or options to purchase Common Stock in accordance with the terms of the Holdings 2005 Long-Term Incentive Plan (the “Plan”), the filing by EXCO of one or more registration statements on Form S-8 relating to the issuance and exercise of options to purchase Common Stock granted under the Plan, and shares of Common Stock issued in accordance with the terms of the 15% Series A Preferred Stock of TXOK Acquisition, Inc., a Delaware corporation (“TXOK”).  Notwithstanding the foregoing, if (1) during the last 17 days of such 180-day restricted period EXCO issues an earnings release or the occurrence of the material news or material event or (2) prior to the expiration of such 180-day restricted period, EXCO announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day restricted period, the foregoing restrictions shall continue to apply until the expiration of the

18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

Certain of the Underwriters and their affiliates have provided in the past to EXCO and its affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for EXCO and its affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions.  In addition, from time to time, certain of the Underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in EXCO’s debt or equity securities or loans, and may do so in the future.  JPMorgan Chase Bank, N.A., Bear Stearns Corporate Lending Inc., Goldman Sachs Credit Partners L.P., an affiliate of Credit Suisse Securities (USA) LLC (acting through its Cayman Islands Branch) and McDonald Investments Inc., affiliates of J.P. Morgan Securities Inc., Bear, Stearns & Co. Inc., Goldman, Sachs & Co., Credit Suisse Securities (USA) LLC and KeyBanc Capital Markets, respectively, are lenders under the $350,000,000 Interim Bank Loan of Holdings (the “Interim Bank Loan”).  JPMorgan Chase Bank, N.A. and KeyBank National Association, an affiliate of KeyBanc Capital Markets, are also lenders under the $500,000,000 Senior Secured Revolving Credit Facility of TXOK (the “TXOK Credit Facility”), and an affiliate of Credit Suisse Securities (USA) LLC (acting through its Cayman Islands Branch) is a lender under the $200,000,000 Senior Secured Second Lien Term Facility of TXOK (the “TXOK Term Loan”).  J.P. Morgan Securities Inc. was the sole bookrunner and sole lead arranger under the Interim Bank Loan, the TXOK Credit Facility, and the TXOK Term Loan.  In addition, JPMorgan Chase Bank, N.A., an affiliate of Credit Suisse Securities (USA) LLC (acting through its Cayman Islands Branch) and KeyBank National Association are lenders, J.P. Morgan Securities Inc. and Credit Suisse Securities (USA) LLC are joint lead arrangers, and J.P. Morgan Securities Inc. is sole bookrunner under EXCO’s credit agreement (the “Credit Agreement”).  JPMorgan Chase Bank, N.A. is the administrative agent for all four facilities.  A portion of the proceeds from the offering of the Shares, together with cash on hand and additional borrowings under the Credit Agreement, will be used to repay borrowings under the Interim Bank Loan, the TXOK Credit Facility and the TXOK Term Loan.  Bear Growth Capital Partners, LLC, an affiliate of Bear, Stearns & Co. Inc., and two employees of Bear, Stearns & Co. Inc. purchased in aggregate 2.0 million shares of Holdings Stock in its equity buyout completed on October 3, 2005.  EXCO is a party to derivative financial instruments with affiliates of J.P. Morgan Securities Inc.  Because more than 10% of the net proceeds of this offering will be paid to affiliates of the underwriters, this offering is being conducted pursuant to Conduct Rule 2710(h) of the National Association of Securities Dealers, Inc., or the NASD.  That rule requires that the price at which shares of Common Stock are to be distributed to the public can be no higher than that recommended by a “qualified independent underwriter,” as defined by the NASD.  A.G. Edwards & Sons, Inc. has served in that capacity and performed due diligence investigations and reviewed and participated in the preparation of the Registration Statement and the Prospectus.  EXCO is agreed to indemnify A.G. Edwards & Sons, Inc. against liabilities incurred in connection with acting as a qualified independent underwriter, including liabilities under the Securities Act.  A.G. Edwards & Sons, Inc. is also acting as a financial advisor to EXCO’s Board of Directors with respect to some of the transactions that will occur concurrently with the closing of the offering of the Shares.

Initial Public Offering of Common Stock

As described above, EXCO has commenced an initial public offering (the “IPO”) of its Common Stock.  In conjunction with the effectiveness of the Registration Statement, EXCO has become a required reporting issuer under the Securities Exchange Act of 1934, as amended.  In addition, upon official notice of issuance, EXCO’s shares of Common Stock have been approved for listing on the New York Stock Exchange.

The net proceeds from the offering of Common Stock, together with cash on hand and additional borrowings under EXCO’s revolving credit agreement, will be applied to:

•                  to repay $350 million in principal plus accrued and unpaid interest under the Interim Bank Loan incurred by Holdings in connection with its equity buyout completed on October 3, 2005;

•                  the redemption of the TXOK Preferred Stock (defined below) issued by an affiliate of Holdings, TXOK in connection with the ONEOK Energy acquisition (defined and described more fully below) for $150 million plus accumulated unpaid dividends;

•                  the repayment of $200 million of principal plus accrued and unpaid interest under the TXOK Term Loan and the repayment of approximately $172 million in principal plus accrued and unpaid interest under the TXOK Credit Facility, all incurred in connection with the ONEOK Energy acquisition; and

•                  $3.7 million to pay fees and expenses in connection with the IPO.

Concurrent with the completion of the IPO, including the redemption of the TXOK Preferred Stock, Holdings will merge into EXCO, with EXCO being the surviving corporation.  The outstanding shares of Holdings Stock will be cancelled as a result of the merger and such shares shall be deemed exchanged for the same number of shares of EXCO Common Stock.  TXOK will become a wholly-owned subsidiary of EXCO and TXOK and its subsidiaries will become guarantors under EXCO’s Indenture.  EXCO will also become a guarantor of certain secured revolving indebtedness of TXOK and TXOK likewise will guarantee EXCO’s secured revolving credit facility.

ONEOK Energy Acquisition

On September 27, 2005, an affiliate of Holdings, TXOK, completed the acquisition of ONEOK Energy Resources Company and ONEOK Energy Resources Holdings, L.L.C. (collectively, “ONEOK Energy”) for an aggregate purchase price of approximately $642.9 million($634.8 million after contractual adjustments).  ONEOK Energy had proved reserves, estimated as of July 31, 2005, of approximately 223.3 billion cubic feet of natural gas equivalent, primarily located in the East Texas and Mid-Continent areas.  Holdings made a $20 million equity investment in TXOK.  Concurrently with the completion of the ONEOK Energy acquisition, TXOK issued $150 million liquidation amount of its 15% Series A Convertible Preferred Stock (the “TXOK Preferred Stock”), which represented 90% of the voting rights of TXOK, to an entity controlled by one of EXCO’s current directors, Boone Pickens.  TXOK also funded the ONEOK Energy acquisition with approximately $308.8 million of borrowings under a revolving credit facility and $200 million of borrowings under a second lien term loan facility.

As described above, a substantial portion of the TXOK indebtedness will be repaid upon completion of the IPO.  In addition, the TXOK Preferred Stock will be redeemed for cash in amount of $150 million plus accrued and unpaid dividends at a rate of 15%.  The holder of the TXOK Preferred Stock is also entitled to a redemption premium whereby it can receive EXCO Common Stock, cash, or a combination thereof, as elected by the holder, necessary to produce an overall 23% annualized rate of return on the stated value of the TXOK Preferred Stock as of the date of the redemption.   The holder has elected to take its redemption premium in EXCO Common Stock and will receive 388,889 shares of Common Stock.  Upon completion of the redemption TXOK will become a wholly-owned subsidiary of EXCO.

Agreement and Plan of Merger

On February 9, 2006, EXCO entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Holdings.  The Merger Agreement provides that, upon the terms set forth in the Merger Agreement, Holdings will be merged with and into EXCO, with EXCO continuing as the surviving corporation.

Pursuant to the terms of the Merger Agreement, concurrently with the closing of EXCO’s initial public offering of the shares (the “Effective Time”), each outstanding share of capital stock of Holdings that is issued and outstanding shall be converted into one share of Common Stock as consideration for the merger.  As of the Effective Time, all issued shares of capital stock of Holdings, whether or not outstanding, shall no longer be outstanding and shall automatically be cancelled and extinguished and shall cease to exist.  In accordance with the Plan, at the Effective Time, there shall be substituted for each share of Holdings Stock subject to the unexercised portion of outstanding Incentives (as defined in the Plan), one share of Common Stock, such outstanding Incentives to be thereafter exercisable for Common Stock in accordance with the terms of such Incentives.  In addition, the Plan shall be fully assumed by EXCO and shall automatically be renamed the “EXCO Resources, Inc. 2005 Long-Term Incentive Plan.”

The Merger Agreement was unanimously approved by the Board of Directors of EXCO and the Board of Directors of Holdings.  The Merger Agreement has also been approved by the sole shareholder of EXCO and holders of a majority of the outstanding shares of Holdings Stock.  The Merger Agreement may be terminated and the merger contemplated thereby may be abandoned at any time prior to the Effective Time, notwithstanding approval by the stockholders of EXCO or Holdings, by action of either the Board of Directors of EXCO or Holdings in accordance with the applicable provisions of the Texas Business Corporation Act, as amended, or the Delaware General Corporation Law, as amended, without any liability on the part of any party or is directors, officers or stockholders.

The description contained in this Item 1.01 of certain terms of the Merger Agreement and the transactions contemplated by the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1.  The Merger Agreement has been included to provide investors and security holders with information regarding its terms.  It is not intended to provide any other factual information about EXCO.

ITEM 3.03 Material Modification to Rights of Security Holders

On February 6, 2006, EXCO filed Third Amended and Restated Articles of Incorporation with the Secretary of State of the State of Texas.  On February 4, 2006, the Board of Directors of EXCO adopted amended and restated Bylaws.  See Item 5.03 for a description of changes to EXCO’s articles of incorporation and bylaws.

ITEM 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Third Amended and Restated Articles of Incorporation

On February 4, 2006, the Board of Directors and the sole shareholder of EXCO adopted Third Amended and Restated Articles of Incorporation, which became effective upon filing with the Secretary of State of the State of Texas on February 6, 2006.  The Third Amended and Restated Articles of Incorporation made various updating changes of a non-substantive nature and the following other changes:

Article IV – Capitalization.  The aggregate number of shares of capital stock that EXCO will have authority to issue has been increased from 100,000 shares of Common Stock to 260,000,000 shares, which shall consist of 250,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of Preferred Stock, par value $0.001 per share.  Authority is vested in the Board of Directors of EXCO to establish one or more series of Preferred Stock by adoption of a resolution or resolutions setting forth the designation of the series and fixing and determining the designations, preferences, limitations and relative rights of such shares.

Article XI – Election of Directors; Decrease in Number of Directors.  Article XI has been added which provides that shareholders must provide advance notice of shareholder nominations of director candidates and introduction of business to be brought before an annual meeting shall be given in the manner provided in the Bylaws of the Corporation and that no decrease in the number of directors shall shorten the term of an incumbent director.

Article XII – Special Meetings of Shareholders.  Article XII has been added which provides that special meetings of shareholders shall be called by the Chairman of the Board of Directors of EXCO or by the Secretary of EXCO upon the written request of either (i) not less than a majority of the Board of Directors of EXCO or (ii) the holder or holders of shares having not less than 25% of the voting power at a meeting at which the holders of all shares entitled to vote on the action or actions, as set forth in the proposed purpose or purposes of the meeting, were present and voted.  Also, business conducted at any special meeting shall be limited to the purpose or purposes described in the notice thereof.

Article XV – Business Combination Law.  Article XV providing that the Company elects not to be governed by Article 13 of the TBCA (the Business Combination Law) has been added.

A copy of the Third Amended and Restated Articles of Incorporation is attached to this Form 8-K Exhibit 3.1.

Amended and Restated Bylaws

On February 4, 2006, the Board of Directors of EXCO adopted amended and restated Bylaws of EXCO.  The amendment made various changes, including updating changes of a non-substantive nature and the following other changes:

Article II, Section 2.3 – Special Meetings.  A Bylaw has been added which provides that special meetings of shareholders shall be called by the Chairman of the Board of Directors of EXCO or by the Secretary of EXCO upon the written request of either (i) not less than a majority of the Board of Directors of EXCO or (ii) the holder or holders of shares having not less than 25% of the voting power at a meeting at which the holders of all shares entitled to vote on the action or actions, as set forth in the proposed purpose or purposes of the meeting, were present and voted.  Also, business conducted at any special meeting shall be limited to the purpose or purposes described in the notice thereof.

Article II, Section 2.4 – Record Date.  A Bylaw has been added which provides the procedure for setting the record date for determining shareholders entitled to notice of or to vote at any shareholder meeting, receive dividends, or receive a distribution.  The Board of Directors may fix the record date not less than 10 calendar days for shareholder meetings, and not more than 60 calendar days for other purposes.

Article II, Section 2.6 – Shareholder List.  A Bylaw providing that the agent having charge of the transfer records provide a complete list of shareholders entitled to vote at a meeting at least 10 calendar days before such meeting.

Article II, Sections 2.10 and 2.11 – Inspectors of Elections; Procedure. Bylaws providing specific instructions as to the procedures to be followed at shareholder meetings and for the inspection of elections have been added.

Article III, Section 3.10 – Procedure. Bylaws providing specific instructions as to the procedures to be followed at meetings of the Board of Directors have been added.

A copy of the Third Amended and Restated Articles of Incorporation is attached to this Form 8-K as Exhibit 3.2.

ITEM 7.01 Regulation FD Disclosure.

On February 9, 2006, EXCO issued a press release announcing the pricing of the underwritten public offering of the Shares.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K, and the contents thereof are incorporated herein by reference.

ITEM 8.01 Other Events.

On February 4, 2006, the Board of Directors of EXCO adopted an amended and restated Audit Committee Charter.  The amendments conform the Audit Committee Charter to the requirements of the New York Stock Exchange.  A copy of the amended and restated Audit Committee Charter is incorporated by reference to Exhibit 99.1 to the Registration Statement.

ITEM 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger by and between EXCO Holdings Inc. and EXCO Resources, Inc., dated as of February 9, 2006.
3.1	Third Amended and Restated Articles of Incorporation of EXCO Resources, Inc.
3.2	Amended and Restated Bylaws of EXCO Resources, Inc.
99.1	Press Release dated February 9, 2006 announcing the pricing of the initial public offering of common stock of EXCO Resources, Inc.
99.2	Audit Committee Charter of EXCO Resources, Inc. incorporated by reference to Exhibit 99.1 to the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Dated: February 14, 2006	By:	/s/ J. DOUGLAS RAMSEY
	Name:	J. Douglas Ramsey, Ph.D.
	Title:	Vice President and Chief Financial Officer